CERTIFICATION OF CHIEF FINANCIAL OFFICER
AND CHIEF FINANCIAL OFFICER
PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Frontera Group Inc (the “Company”) for the year ended September 30, 2017, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Gan Ren, Chief Financial Officer of the Company, certifies that, to the best of my knowledge:

(1)	the Report fully complies, in all material respects, with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	all information contained in the Report fairly presents, in all material respects, the Company’s financial condition and results of operations.

Pursuant to the rules and regulations of the Securities and Exchange Commission, this certification is being furnished and is not deemed filed.

Date: November 27, 2017

/s/ Gan Ren
Gan Ren
Chief Financial Officer
(Principal Accounting Officer)